Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

HV Bancorp, Inc. and subsidiary

Huntingdon Valley, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-215553 and 333-225749) of HV Bancorp, Inc. and subsidiary of our report dated September 28, 2017, relating to the consolidated financial statements as of June 30, 2017 and for the fiscal year then ended, which appears in this Form 10-K.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania
September 27, 2018